UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TENGION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0214813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3929 Westpoint Boulevard, Suite G Winston-Salem, NC 27103 (336) 722-5855
(Address of Principal Executive Offices)

TENGION, INC. 2010 STOCK OPTION AND INCENTIVE PLAN
(Full Title of the Plan)

A. Brian Davis Chief Financial Officer and Vice President, Finance Tengion, Inc. 3929 Westpoint Boulevard, Suite G Winston-Salem, NC 27103
(Name and Address of Agent For Service)
(336) 722-5855
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Marc A. Rubenstein, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

 On April 1, 2013, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-187654) (the “Form S-8”) registering 98,676 shares of the Registrant’s common stock, par value $0.001 per share, to be issued to participants under the Tengion, Inc. 2010 Stock Option and Incentive Plan.

We are amending the Form S-8 to correct a clerical error, the inadvertent omission of the conformed signature, in the consent of Ernst & Young LLP, the registrant’s independent registered public accounting firm, that was filed as Exhibit 23.1 to the Form S-8. We have included as Exhibit 23.1 to this Post-Effective Amendment No. 1 to the Form S-8 the corrected version of the consent of Ernst & Young LLP, executed on March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, this 5th day of April, 2013.

TENGION, INC.

By:	/s/ John L. Miclot
John L. Miclot
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John L. Miclot
John L. Miclot	President and Chief Executive Officer, Director (Principal Executive Officer)	April 5, 2013
/s/ A. Brian Davis
A. Brian Davis	Chief Financial Officer, Vice President, Finance (Principal Financial and Accounting Officer)	April 5, 2013
*
David I. Scheer	Chairman of the Board of Directors	April 5, 2013
*
Carl-Johan Dalsgaard, M.D., Ph.D.	Director	April 5, 2013
*
Diane K. Jorkasky, M.D.	Director	April 5, 2013
*
Richard E. Kuntz, M.D., M. Sc.	Director	April 5, 2013
*
Lorin J. Randall	Director	April 5, 2013
*By: /s/ A. Brian Davis A. Brian Davis Attorney-in-Fact		April 5, 2013

INDEX TO EXHIBITS

Item No.	Description of Exhibits

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm. *

24.1	Power of Attorney. **

*Filed herewith.

**Previously filed as Exhibit 24.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the Registrant on April 1, 2013.